Exhibit 32.2

Watson Laboratories Caribe, Inc.

1165(e) Plan

Certification of Vice President, Corporate Controller and Treasurer

In connection with the Annual Report of the Watson Laboratories Caribe, Inc. 1165(e) Plan (the “Plan”) on Form 11-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. Todd Joyce, Vice President, Corporate Controller and Treasurer of Watson Pharmaceuticals, Inc., certify, pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(i)             The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)          The information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits and changes in net assets available for benefits of the Plan.

Dated: June 26, 2007	/s/ R. Todd Joyce
R. Todd Joyce
Vice President, Corporate Controller and Treasurer

The foregoing certification has been provided in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act.  Because it is an employee benefit plan, the Plan does not have results of operations.  This certification is to be treated as “furnished,” not filed, as part of this report.

A signed original of this written statement has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.